UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Graphic Packaging Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

for the

2020 Annual Meeting of Stockholders

on

May 20, 2020

April 2, 2020

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2020 Annual Meeting of Stockholders, to be held at our offices located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 20, 2020, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important, and I hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

Michael P. Doss

President and

Chief Executive Officer

Notice

of

Annual Meeting of Stockholders

of

Graphic Packaging Holding Company

Date:	May 20, 2020
Time:	10:00 a.m. local time
Place:	Graphic Packaging Holding Company 1500 Riveredge Parkway, Suite 100 Atlanta, Georgia 30328

The purposes of the Annual Meeting of Stockholders are to:

•	Elect three Class I Directors to serve until the 2023 Annual Meeting of Stockholders;

•	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

•	Seek approval of the compensation paid to Graphic Packaging Holding Company’s named executive officers as set forth in this Proxy Statement; and

•	Transact any other business that may be properly brought before the Annual Meeting.

Only stockholders of record at the close of business on March 26, 2020 are entitled to notice of and to vote at the 2020 Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Lauren S. Tashma

Executive Vice President, General Counsel

and Secretary

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

April 2, 2020

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

2020 Proxy Statement	Page TOC

Proxy Statement

for the

Annual Meeting of Stockholders

on

May 20, 2020

General Information

ANNUAL MEETING AND VOTING INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Graphic Packaging Holding Company, a Delaware corporation (the “Company”), of proxies to be voted at the 2020 Annual Meeting of Stockholders to be held at the Company’s offices, located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 20, 2020, at 10:00 a.m. local time (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card or notice of availability on the Internet will first be sent on or before April 3, 2020 to the Company’s stockholders of record as of the close of business on March 26, 2020 (the “Record Date”). References in this Proxy Statement to “Graphic Packaging,” “GPHC,” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 282,390,501 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

2020 Proxy Statement	Page 1

General Information

Voting over the Internet. Stockholders of record of the Company’s common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. In addition, most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

Voting by Telephone. Stockholders of record of the Company’s common stock may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most of the Company’s stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

Voting by Mail. Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their bank or brokerage firm and mailing it in the accompanying pre-addressed envelope.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees, “FOR” the approval of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and “FOR” the proposal to approve the compensation paid to the Company’s named executive officers. The proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any nominee for election as Director is unable or declines to serve as a Director, discretionary authority may be exercised by the proxyholders to vote for a substitute proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Banks and brokerage firms are allowed to exercise discretionary voting authority for beneficial owners who have not provided voting instructions only with respect to Proposal 2 set forth in this Proxy Statement and not with respect to any other proposal to be voted on at the Annual Meeting.

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or in the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of share equivalents held in your account as of the Record Date to the trustee of the 401(k) Plans. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions if received by 12:00 midnight Eastern Time on May 17, 2020. If you do not send instructions, the trustee will not vote the number of share equivalents credited to your account.

You may also revoke voting instructions previously given to the trustee by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee no later than 12:00 midnight Eastern Time on May 17, 2020. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

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General Information

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. However, under the Company’s Corporate Governance Guidelines, a nominee for director who receives a greater number of votes “withheld” than “for” is expected to tender his or her resignation to the Board promptly following certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it. The Board will act on such resignation within 90 days following the certification of election results. A Director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision regarding whether to accept such resignation. Approval of Proposals 2 and 3 requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting. An abstention with respect to these matters will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending an instrument revoking the proxy or a proxy bearing a later date to the Company’s Corporate Secretary. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2019 Annual Report to Stockholders and 2019 Annual Report on Form 10-K are available on the Company’s website at www.graphicpkg.com in the Investors section.

ANNUAL REPORT

The Company’s 2019 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for GPHC is included in the Annual Report and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, if specifically requested.

2020 Proxy Statement	Page 3

Corporate Governance Matters

INFORMATION REGARDING THE BOARD OF DIRECTORS

Members, Standing Committees and Meetings of the Board of Directors

The table below shows the current members and chairs of the Board of Directors and each standing committee of the Board, the independence status of each Board member, the Audit Committee Financial Expert status of the members of the Audit Committee and the number of Board and committee meetings held during 2019.

Director	Board of Directors	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee
Laurie Brlas	●		●	●
David D. Campbell	●		●	●
Paul D. Carrico*	●	●		●
Michael P. Doss#	●
Robert A. Hagemann*	●	●	C
Philip R. Martens	C			C
Dean A. Scarborough*	●	●	●
Larry M. Venturelli*	●	●	●
Lynn A. Wentworth*	●	C		●
Number of Meetings	6	7	6	6

● Member                C Chair                #  Non Independent                * Financial Expert

Q.        How does Graphic Packaging determine which Directors are independent?

A.        For purposes of this Proxy Statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations adopted thereunder by the Securities and Exchange Commission (the “SEC”), the corporate governance listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the corporate governance listing standards of the NYSE, the Company will also apply the following standards in determining whether a Director is independent:

•

A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer or compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•

A Director who is a partner or employee of a firm that is the Company’s internal or external auditor or whose immediate family member is a partner of such a firm or is a current employee of such a firm and personally works on the Company’s audit may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

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Corporate Governance Matters

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers at the same time serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the Board of Directors determined that all of the Company’s Directors who served in 2019 were independent, except Mr. Doss. Mr. Doss is not considered independent because he serves as an executive officer of the Company.

Q.        What is the leadership structure of the Board of Directors?

A.        Pursuant to the Company’s By-Laws, the Chairman of the Board of Directors is elected from time to time by the members of the Board of Directors. The By-Laws do not require, and the Board of Directors does not have a specific policy with respect to, the separation of the roles of the Chairman of the Board and the Chief Executive Officer. The By-Laws provide that the Chairman of the Board shall preside over each meeting of the stockholders of the Company and the Board of Directors and may have other duties and powers as conferred upon the Chairman by the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, if the Chairman of the Board is the Chief Executive Officer, the independent directors are required to elect one independent director to serve as Lead Director. The Lead Director is responsible for, among other duties, assisting the Chairman in providing Board leadership and presiding over the regular executive sessions of the Board at which non-management Directors meet without management participation.

Mr. Philip A. Martens was elected by the Board to serve as Chairman on May 25, 2016 and has served as Chairman since that time. The Board believes that having an independent Board member serve as Chairman currently is in the best interests of stockholders. The Board believes that separating the roles of the Chairman and CEO is beneficial in part because it provides additional resources for managing the Board’s functions, as well as experienced, independent oversight of management. In general, our Chairman of the Board will work with our CEO and other Board members to determine the Board’s strategic priorities, while the CEO will be responsible for communicating the Board’s guidance to management and implementing the Company’s key strategic initiatives.

Q.        What is the Board of Directors’ Role in Risk Oversight?

A.        As set forth in the Company’s Corporate Governance Guidelines, the Board is responsible for reviewing, approving and monitoring business strategies and financial performance, and ensuring processes are in place for maintaining the integrity of the Company in financial reporting, legal and ethical compliance matters, and in relationships with customers, suppliers, employees, the community and stockholders. The Board fulfills these responsibilities through a number of different practices, including the approval of each annual operating plan and long-term strategic plan, the review of actual results against such plans at each regular Board meeting, and specific review and approval of significant corporate actions such as acquisitions and divestitures, plant rationalizations and major projects involving significant capital spending. In addition, the Board oversees areas of particular risk through its Audit Committee and its Compensation and Management Development Committee, each of which provides a report to the full Board of Directors at each regular Board meeting.

Pursuant to its Charter, the Audit Committee of the Board of Directors has oversight responsibility for the quality and integrity of the Company’s financial statements, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. To fulfill these responsibilities, the Audit Committee routinely discusses and evaluates (i) audit findings and issues with the Company’s Chief Financial Officer and independent auditors, (ii) internal controls, processes and issues with the Company’s Vice President of Internal Audit and Chief Audit Executive (who reports directly to the Chairman of the Audit Committee and the Chief Financial Officer), and (iii) legal and regulatory compliance issues with the Company’s Executive Vice President, General Counsel and Secretary. The Committee also periodically reviews and evaluates the Company’s policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and

2020 Proxy Statement	Page 5

Corporate Governance Matters

control such exposures. In addition to these activities, the Audit Committee reviews each of the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q and has the opportunity to discuss such reports with management of the Company and the Company’s independent auditors prior to the filing of such reports with the SEC.

The Compensation and Management Development Committee of the Board of Directors has oversight responsibility for any risks inherent in the structure of the Company’s compensation programs for its employees. Pursuant to its Charter, the Compensation and Management Development Committee reviews and approves the Company’s general compensation philosophy, incentive and equity compensation plans, health and welfare plan offerings and retirement and savings plans for all employees to ensure that they do not encourage unnecessary or excessive risk taking. In addition, the Compensation and Management Development Committee reviews and approves all compensation arrangements and awards relating to the Company’s executive officers, with all compensation arrangements of the President and CEO of the Company being reviewed and approved for recommendation to the full Board of Directors for final approval. Through its review of these programs and arrangements, the Compensation and Management Development Committee and the Board has visibility into and exercises oversight over the financial and other risks, such as retention of key management and ability to recruit necessary talent, affected by the Company’s compensation and benefits programs.

Q.        Did any of the Company’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

A.        All of the Company’s then serving Directors attended at least 75% of the meetings of the Board and their assigned committees during 2019.

Q.        What is the Company’s policy on Director attendance at annual meetings of stockholders?

A.        Directors are expected to attend each annual meeting of stockholders but are not required to do so. All of the Company’s then serving Directors, except Mr. Scarborough, attended the 2019 annual meeting of stockholders.

Q.        Do the non-management Directors meet during the year in executive session?

A.        Yes, the non-management Directors met separately at regularly scheduled executive sessions during 2019 without any member of management being present. Mr. Martens, as Chairman, acted as the presiding Director at each executive session held by the Board.

Q.        Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

A.        Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the Chairman of the Board or the non-management Directors as a group by sending correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia, Attention: Chairman of the Board.

Q.        What does the Audit Committee do?

A.           The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

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•	the performance of the internal audit function; and

•	the review and approval or ratification (if appropriate) of transactions with related parties.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Q.        Why did the Compensation and Benefits Committee change its name?

A.        In 2018, the Compensation and Benefits Committee changed its name to the Compensation and Management Development Committee to highlight the Committee’s increased focus on the talent management portion of its responsibilities.

Q.        What does the Compensation and Management Development Committee do?

A.                 •           Review and approve all compensation programs in which the CEO and the other executive officers       participate;

•	review and approve all equity compensation plans;

•	evaluate the alignment between compensation philosophy, plan design and achievement of short and long-term financial and other results, including the development of a growth-oriented culture;

•	review the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that they do not encourage unnecessary or excessive risk taking;

•	direct the annual process for evaluating the CEO’s performance and compensation;

•	annually review and approve all compensation arrangements of the executive officers;

•	evaluate and approve or ratify awards of restricted stock units or other types of equity compensation;

•	review the Company’s retirement and savings plans from time to time;

•	annually review compliance with the executive stock ownership requirements and clawback policy; and

•	annually review the Company’s integrated talent management processes and facilitate the Board’s review of CEO succession planning.

Q.        Did the Compensation and Management Development Committee engage a compensation consultant to assist it in making recommendations to the Board of Directors regarding the amount or form of compensation paid to executive officers?

A.        Yes, the Compensation and Management Development Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation advisor to the Compensation and Management Development Committee. Representatives from Meridian attended Compensation and Management Development Committee meetings and advised the Compensation and Management Development Committee on compensation trends, best practices and regulatory compliance issues, in addition to providing executive compensation benchmarking analysis. While representatives from Meridian work with members of management to collect information and prepare materials for the Compensation and Management Development Committee, such representatives report directly to the Compensation and Management Development Committee and the decision to retain Meridian is made solely by the Compensation and Management Development Committee. Fees paid to Meridian for executive compensation advisory services in 2019 totaled approximately $175,000.

Q.        Did Meridian Compensation Partners, LLC provide any services other than executive compensation advisory services in 2019?

A.        No, Meridian was hired solely to assist the Compensation and Management Development Committee in its review of executive compensation practices, including regulatory compliance issues.

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Corporate Governance Matters

Q.        Does the Company have compensation policies and practices that create risks that are reasonably likely to have a material adverse effect on the Company?

A.        No, the Company does not believe its compensation policies and practices for its employees create risks that are reasonably likely to have a material adverse effect on the Company. The Company uses performance measures in its short-term and long-term incentive programs that encourage employees to focus on achieving Company-wide profitability and strategic goals. In addition, the design and payout of the Company’s incentive programs are reviewed annually by the Company’s compensation consultant for provisions or practices that might encourage unnecessary or excessive risk taking and are subject to the review and approval of the Compensation and Management Development Committee and, with respect to the President and CEO, the full Board of Directors.

Q.        What does the Nominating and Corporate Governance Committee do?

A.        The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board, recommending new members to the Board, providing orientation and training for new directors, developing and recommending a set of corporate governance principles to the Board, and overseeing the evaluations of the Board and its committees and management.

INFORMATION REGARDING CORPORATE GOVERNANCE

Q.        Does Graphic Packaging have Corporate Governance Guidelines?

A.        The Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, evaluation of the President and CEO’s performance and senior management succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company’s website at www.graphicpkg.com in the Investors section.

CORPORATE GOVERNANCE HIGHLIGHTS

➤ Currently separate Chairman of the Board and CEO structure

➤ No Director may serve on more than four other Boards of Directors

➤ Director nominees who receive a majority of withhold votes are required to resign, subject to acceptance of such resignation by the Board

➤ Board mandatory retirement age of 72

➤ Regular executive session of non-management Directors

➤ Directors are subject to stock ownership guidelines

➤ Annual Board and Committee evaluation process to ensure the Board is functioning effectively

➤ Annual review and approval of long-term strategic plan and the annual operating plan

➤ Initial orientation program for new Directors and ongoing education for Directors through site visits, meetings with management and other special programs

➤ Formal annual evaluation of the President and CEO and annual report on management development

➤ Annual stockholder vote on “Say on Pay”

➤ No stockholder rights plan or “poison pill”

Q.        Does Graphic Packaging have a code of conduct and ethics, and, if so, where can I find a copy?

A.        Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.graphicpkg.com in the Investors section.

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Q.        Does Graphic Packaging have a policy governing related-party transactions, and, if so, where can I find a copy?

A.        Yes, the Board has delegated authority to the Audit Committee to review and approve related-party transactions. The Audit Committee has adopted a Policy Regarding Related Party Transactions that is available on the Company’s website at www.graphicpkg.com in the Investors section.

Q.        Have the Board’s standing committees adopted charters and, if so, where can I find copies?

A.        Yes, the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company’s website at www.graphicpkg.com in the Investors section.

Q.        How can I obtain printed copies of the information described above?

A.        The Company will provide printed copies of the charters of the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding Related Party Transactions, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines to any person without charge upon request.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of Graphic Packaging Corporation (the publicly-traded predecessor to the Company, “GPC”) delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Party’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee. You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com in the Investors section under Corporate Governance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Brlas and Messrs. Campbell, Hagemann, Scarborough and Venturelli served as members of the Compensation and Management Development Committee during 2019. None of these members is or has ever been an officer or employee of the Company. No member had any relationship requiring disclosure as a compensation committee interlock during 2019.

2020 Proxy Statement	Page 9

Proposal 1 — Election of Directors

The Company’s Board of Directors currently has nine members divided into three classes, with one class being elected each year for a three-year term. The three nominees standing for election as Class I Directors are: Messrs. Doss, Scarborough and Venturelli.

If elected, each Class I nominee will serve three consecutive years with the term expiring in 2023, and until a successor is elected and qualified. The election of the Director nominees is by plurality vote, which means that the three nominees receiving the highest number of affirmative votes will be elected. If at the time of the Annual Meeting, any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Set forth below is certain information regarding the Director nominees and each of the incumbent Directors whose term will continue after the Annual Meeting, including the particular experience, qualifications and skills that led the Board to conclude that the Director nominee or incumbent Director is qualified to serve as a Director of the Company. There are no family relationships among any Directors or executive officers of the Company.

INFORMATION CONCERNING THE NOMINEES

Class I Directors — Term to Expire in 2023

Michael P. Doss President and Chief Executive Officer, Graphic Packaging Holding Company

Biographical Information:

Michael P. Doss, 53, is the President and Chief Executive Officer of the Company. Prior to January 1, 2016, Mr. Doss held the position of President and Chief Operating Officer from May 20, 2015 through December 31, 2015 and Chief Operating Officer from January 1, 2014 until May 19, 2015. Prior to these positions, he served as the Executive Vice President, Commercial Operations of the Company and as the Senior Vice President, Consumer Packaging Division. Prior to March 2008, he served as Senior Vice President, Consumer Products Packaging of Graphic Packaging Corporation since September 2006. From July 2000 until September 2006, he was the Vice President of Operations, Universal Packaging Division. Mr. Doss was Director of Web Systems for the Universal Packaging Division prior to his promotion to Vice President of Operations. Since joining Graphic Packaging International Corporation in 1990, Mr. Doss has held positions of increasing management responsibility, including Plant Manager at the Gordonsville, TN and Wausau, WI plants. Mr. Doss serves on the Board of Directors for the American Forest & Paper Association, the Sustainable Forest Initiative, the Paper Recycling Coalition, the Atlanta Area Council of the Boy Scouts of America and the Paper & Packaging Check-off Board. He is also active in the Metro Atlanta Chamber of Commerce.

Qualifications:

The Board concluded that Mr. Doss is qualified to serve as a Director of the Company because of his detailed knowledge of the Company and its business, having served in various senior management and operational roles with the Company or its predecessors since 1990. Mr. Doss also has financial management training, as he received a Master of Business Administration degree in Finance from Western Michigan University and has had supervisory responsibility for the Chief Financial Officer since becoming the President and Chief Executive Officer of Graphic Packaging Holding Company in January 2016.

Page 10	2020 Proxy Statement

Proposal 1 — Election of Directors

Dean A. Scarborough Former Chief Executive Officer, Avery Dennison Corporation

Biographical Information:

Dean A. Scarborough, 64, joined the Company’s Board on July 27, 2018. In May 2016, Mr. Scarborough retired as Chief Executive Officer of Avery Dennison Corporation (“Avery”), a leader in packaging and labeling solutions with $6 billion in annual sales. Mr. Scarborough joined Avery in 1983 and served in a series of positions of increasing responsibility. In 1990, he was promoted to Vice President and General Manager of Label and Packaging Materials’ North American division. Five years later, he moved to the Netherlands and led Label and Packaging Materials Europe. Returning to the U.S. in 1997, he was appointed group Vice President, Label and Packaging Materials North America and Labels and Packaging Materials Europe. Two years later, he was promoted to group Vice President, Label and Packaging Materials Worldwide. In 2000, he was elected President and Chief Operating Officer. From 2005 until his retirement in 2016, Mr. Scarborough served as President and Chief Executive Officer and as Chairman of the Board from 2010 to 2016. He retired as Chairman of the Board of Avery in 2019. Additionally, Mr. Scarborough is Chairman of the Board of Trustees for Hiram College and a member of the Board of Directors of Cardinal Health, Inc.

Qualifications:

The Board concluded that Mr. Scarborough is qualified to serve as a Director of the Company because he recently completed more than 11 years of service as the Chief Executive Officer of Avery Dennison Corporation, a publicly-traded packaging and labeling solutions company with approximately $6 billion in annual sales, and also currently serves as the Chairman of the Board of Directors of such Company. In addition, Mr. Scarborough served for over ten years on the board of Directors of Mattel, Inc., the world’s largest toy brand. He brings extensive experience in building brand and stockholder value to the Company.

Larry M. Venturelli Former Executive Vice President and Chief Financial Officer, Whirlpool Corporation

Biographical Information:

Larry M. Venturelli, 59, joined the Company’s Board on May 25, 2016. Mr. Venturelli is the former Executive Vice President and Chief Financial Officer of Whirlpool Corporation, the world’s leading global manufacturer of home appliances and he served in this capacity from January 2012 to August 2016, retiring from the company in February 2017. He joined Whirlpool as Assistant Corporate Controller in 2002. He held a number of positions of increasing leadership accountability in the Investor Relations and Global Finance organizations, serving as Senior Vice President, Corporate Controller, Chief Accounting Officer and Chief Financial Officer for Whirlpool International. Prior to joining Whirlpool, Mr. Venturelli held various financial positions at Royal Caribbean Cruises, Campbell Soup Company and Quaker Oats.

Qualifications:

The Board concluded that Mr. Venturelli is qualified to serve as a Director of the Company because he has over 30 years of corporate finance experience, including approximately five years of experience as the Chief Financial Officer and four years of experience as the Corporate Controller of Whirlpool Corporation, a U.S. manufacturing company with revenues exceeding $20 billion. In addition, Mr. Venturelli has 16 years of experience working for U.S. food products companies and has served as the head of Investor Relations.

2020 Proxy Statement	Page 11

Proposal 1 — Election of Directors

INFORMATION REGARDING CONTINUING DIRECTORS

Class II Directors — Term to Expire in 2021

Paul D. Carrico Former President and Chief Executive Officer, Axiall Corporation

Biographical Information:

Paul D. Carrico, 69, joined the Company’s Board on September 18, 2014. In 2015, Mr. Carrico retired as President and Chief Executive Officer of Axiall Corporation (“Axiall”), a manufacturer and international marketer of chemicals and vinyl-based building products. Mr. Carrico joined a predecessor company of Axiall, Georgia Gulf Corporation, in 1999, and held a variety of positions before being named President and Chief Executive Officer of Georgia Gulf Corporation in 2008. Prior to joining Georgia Gulf Corporation, Mr. Carrico was employed by Condea Vista, Conoco Chemicals Company and American Air Filters in various management, manufacturing and engineering positions, respectively.

Qualifications:

The Board concluded that Mr. Carrico is qualified to serve as a Director of the Company because of his experience as a director and the Chief Executive Officer of a global manufacturing company similar in size to Graphic Packaging Holding Company. In addition, he has significant financial restructuring and international marketing experience.

Philip R. Martens Former President and Chief Executive Officer, Novelis Inc.

Biographical Information:

Philip R. Martens, 59, was appointed Chairman of the Company’s Board of Directors on May 25, 2016. He joined the Company’s Board on November 21, 2013. Mr. Martens is the former President and Chief Executive Officer of Novelis Inc., a rolled aluminum manufacturing company and he served in this capacity from 2009 to 2015. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. Prior to that, Mr. Martens served as President and Chief Operations Officer of Plastech Engineered Products. From 1987 to 2005, he held various engineering and leadership positions at Ford Motor Company, most recently serving as group Vice President of product creation. Mr. Martens currently serves on the Board of Directors of Trinseo Corporation. In addition, Mr. Martens is a member of the Board of Directors for Make-A-Wish Georgia.

Qualifications:

The Board concluded that Mr. Martens is qualified to serve as a Director of the Company because he has over 25 years of senior management experience, including serving as Chief Executive Officer of two public manufacturing companies, including a company which is significantly larger than Graphic Packaging Holding Company. Mr. Martens also has extensive experience in international operations and business in Europe, South America and Asia where the Company currently has operations.

Page 12	2020 Proxy Statement

Proposal 1 — Election of Directors

Lynn A. Wentworth Former Senior Vice President, Chief Financial Officer and Treasurer, BlueLinx Holdings Inc.

Biographical Information:

Lynn A. Wentworth, 61, joined the Company’s Board on November 18, 2009. Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings, Inc., a building products distributor, where she served from January 2007 until February 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group and held various other positions there from 1985 until 2007. She is a certified public accountant. She is on the Board of Directors for Cincinnati Bell, Inc. where she serves as Chairman of the Board. Ms. Wentworth was also appointed to the Board of Directors for CryusOne, Inc. in May 2014, where she serves as chair of the Audit and Finance Committee and as a member of the Transaction Committee and Compensation Committee.

Qualifications:

The Board concluded that Ms. Wentworth is qualified to serve as a Director of the Company because she has over 30 years of public accounting and corporate finance experience, including her service as the Chief Financial Officer of BlueLinx Holdings, Inc., a public company, and the Communications Group of Bellsouth Corporation.

Class III Directors — Term to Expire in 2022

Laurie Brlas Former Executive Vice President and Chief Financial Officer, Newmont Mining Corporation

Biographical Information:

Laurie Brlas, 62, joined the Company’s Board on January 11, 2019. In December 2016, Ms. Brlas retired from Newmont Mining Corporation (“Newmont”), a mining industry leader in value creation and sustainability. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006 and from 1995 through 2000, Ms. Brlas held various positions of increasing responsibility with Office Max, Inc. Most recently Ms. Brlas served as Senior Vice President and Corporate Controller. Ms. Brlas currently serves on the Board of Directors of Albemarle Corporation, a specialty chemical company, and Exelon Corporation, a Fortune 100 power company.

Qualifications:

The Board concluded that Ms. Brlas is qualified to serve as a Director of the Company because of her previous executive leadership roles at several large public companies, including serving as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, a $7.3 billion mining company, as well as her extensive board and corporate governance experience on a number of public boards of directors.

2020 Proxy Statement	Page 13

Proposal 1 — Election of Directors

David D. Campbell Former Chairman and Chief Executive Officer, ACCO Brands Corporation

Biographical Information:

David D. Campbell, 70, joined the Company’s Board on February 17, 2012. Mr. Campbell is the retired Chairman and Chief Executive Officer of ACCO Brands Corporation, a manufacturer of office and computer accessories, a position he held from 2005 through 2008. Prior to 2005 when ACCO Brands Corporation was spun off from Fortune Brands, Inc., Mr. Campbell served in senior management positions in several other divisions of Fortune Brands, Inc., including serving as the President and Chief Executive Officer, Office Products Group, ACCO World, Inc. from 2000 through 2005; the President and Chief Executive Officer, Hardware Group, Master Lock Corporation from 1997 to 2000; the Senior Vice President, North America, Office Products Group from 1993 through 1997; and the President, ACCO Canada from 1989 through 1993. Mr. Campbell currently serves on the Board of Directors of Little Rapids Corporation.

Qualifications:

The Board concluded that Mr. Campbell is qualified to serve as a Director of the Company because he has over 20 years of executive management experience, including management and operational experience at several manufacturing companies. He also has significant transactional experience, including mergers, acquisitions and dispositions of businesses.

Robert A. Hagemann Former Senior Vice President and Chief Financial Officer, Quest Diagnostics Incorporated

Biographical Information:

Robert A. Hagemann, 63, joined the Company’s Board on May 21, 2014. Mr. Hagemann, who is currently retired, was most recently Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated (“Quest”) from May 2003 to July 2013. Prior to that, Mr. Hagemann served as Vice President and Chief Financial Officer of Quest from August 1998. Mr. Hagemann joined a predecessor company, Corning Life Sciences, Inc. (“Corning”), a subsidiary of Quest’s former parent, Corning Incorporated, in 1992, and held a variety of senior financial positions before being named Vice President and Corporate Controller of Quest in 1996. Prior to joining Corning, Mr. Hagemann was employed by Prime Hospitality, Inc. and Crompton & Knowles, Inc. in senior financial positions. He was also previously employed by Arthur Young & Co., a predecessor company to Ernst & Young. Mr. Hagemann serves on the Board of Directors of Zimmer Biomet Holdings, Inc. and Ryder System, Inc.

Qualifications:

The Board concluded that Mr. Hagemann is qualified to serve as a Director of the Company because of his 15 years of experience as the Chief Financial Officer of Quest, as well as his experience as a board member of both Zimmer Biomet Holdings, Inc. and Ryder System, Inc. Mr. Hageman serves as Chairman of the Audit Committee and a member of the Research, Innovation and Technology Committee for Zimmer Biomet Holdings, Inc. In addition, Mr. Hagemann serves as Chairman of the Audit Committee and is a member of the Finance Committee for Ryder System, Inc. Mr. Hagemann also has extensive acquisition experience, having completed and integrated numerous acquisitions over the course of his career.

CRITERIA FOR POTENTIAL DIRECTORS

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals with significant and relevant business experience who demonstrate:

•	the highest personal and professional integrity;

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee does not have a specific diversity policy used in identifying nominees for director. As described above, however, the Nominating and Corporate Governance Committee regularly assesses the skills, background and expertise of the members of the Board and identifies the Company’s needs.

Page 14	2020 Proxy Statement

Proposal 1 — Election of Directors

As part of this process, the Nominating and Corporate Governance Committee strives to select nominees with relevant business experience, the personal characteristics described above and a wide variety of skills and viewpoints. The Nominating and Corporate Governance Committee also recognizes the importance of selecting directors from a range of backgrounds and professions to provide the Board a wealth of experiences and perspectives to inform its decisions and enhance its cognitive diversity. Consistent with this philosophy, the Nominating and Corporate Governance Committee evaluates the ability of a potential director to contribute to the Board by leveraging a broad range of experiences, as well as the potential director’s ethnic, gender, generational and racial diversity.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors, as well as those identified by a third-party search firm retained to assist in identifying candidates. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by Directors or a search firm as it does for stockholder-recommended nominees.

COMPENSATION OF DIRECTORS

Annually the Company benchmarks the amount and type of compensation paid to its non-management Directors against that paid by other companies in the Industry Specific Peer Group used for comparing executive officer compensation (as described in “Compensation Discussion and Analysis—Peer Group and Market Data”), as well as against a large published survey of non-employee director compensation across a wide range of industries and company sizes. The goal is to set non-management Director compensation at roughly the mid-point of compensation paid by companies of similar size in similar industries. The Nominating and Corporate Governance Committee reviews the benchmarking materials and approves and recommends all non-management Director compensation changes for approval by the full Board of Directors.

The following table sets forth information regarding the compensation of the non-employee Directors of the Company in 2019.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Total ($)

Laurie Brlas	95,822	120,000	215,822

David D. Campbell	98,288	120,000	218,288

Paul D. Carrico	98,288	120,000	218,288

Robert A. Hagemann	117,535	120,000	237,535

Philip R. Martens	248,288	120,000	368,288

Dean A. Scarborough	98,288	120,000	218,288

Larry M. Venturelli	98,288	120,000	218,288

Lynn A. Wentworth	122,518	120,000	242,518

(1)

The dollar value of fees earned or paid in cash does not include a $10.20 cash payment in lieu of a fractional share. The dollar value of stock awards is equal to the aggregate fair value of stock awards as of the date of grant, plus the $10.20 cash payment in lieu of a fractional share.

On February 21, 2019, the Board of Directors revised the compensation program for non-employee directors. The annual cash retainer and annual equity grant were each increased by $10,000 to $100,000 and $120,00 per year, respectively. In addition, the annual cash retainer for the Audit Committee and Compensation and Management Development Committee Chairs was increased by $5,000 to $25,000 and $20,000, respectively. The annual cash retainer for the Chairman of the Board and Nominating and Corporate Governance Committee chair remained at $150,000. Cash

2020 Proxy Statement	Page 15

Proposal 1 — Election of Directors

retainers are payable in quarterly installments and were prorated to reflect the increases in February 2019. The annual equity grant was made at the revised amount in May 2019 in shares of the Company’s common stock with a value of approximately $120,000 on the date of grant. The Company no longer pays Board or committee meeting fees but continues to reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

BOARD RECOMMENDATION

The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the three nominees for Director.

Page 16	2020 Proxy Statement

Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of five members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures regarding the auditors’ independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Lynn A. Wentworth (Chair)

Paul D. Carrico

Robert A. Hagemann

Dean A. Scarborough

Larry M. Venturelli

AUDIT FEES

Aggregate fees billed to us for the fiscal years ended December 31, 2019 and December 31, 2018 by our independent auditors for those years, Ernst & Young LLP, are as follows:

	Year Ended December 31,
	2019	2018

	(in millions)
Audit Fees	$4.1	$5.0
Audit-Related Fees	0.2	0.1
Tax Fees	–	–
All Other Fees	–	–

Total	$4.3	$5.1

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2019 and December 31, 2018, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during 2019 and 2018, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

2020 Proxy Statement	Page 17

Audit Matters

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent auditors as well as the fees charged for such services. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP was compatible with maintaining the firm’s independence. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2019 and 2018, all of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Page 18	2020 Proxy Statement

Proposal 2 — Ratification of the

Appointment of Independent Registered

Public Accounting Firm

The Audit Committee of the Board of Directors has evaluated the qualifications, performance and independence of PricewaterhouseCoopers LLP and has appointed PricewaterhouseCoopers LLP as the Company’s new independent registered public accounting firm for the year ending December 31, 2020. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent external audit firm and determined that there should be a change for 2020. Further, the Audit Committee Chair was directly involved in the selection of the new firm and lead engagement partner. Although the Company is not required to submit the appointment of its independent registered public accounting firm to the stockholders for ratification, the Board of Directors believes that it is important to do so as a matter of good corporate governance. This proposal asks you to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

Pursuant to its charter, the Audit Committee has sole and direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company. The Audit Committee will consider the results of the stockholder vote on ratification, but will exercise its judgment, consistent with its responsibilities under its charter, with respect to the appointment and retention of the Company’s independent registered public accounting firm.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

2020 Proxy Statement	Page 19

Compensation Matters

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The members of GPHC’s Compensation and Management Development Committee listed below reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation and Management Development

Committee

Robert A. Hagemann, Chairman

Laurie Brlas

David D. Campbell

Dean A. Scarborough

Larry M. Venturelli

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the Company’s compensation principles, policies and practices, as well as the specific factors considered by the Compensation and Management Development Committee (referred to in this CD&A as the “Committee”) in making compensation decisions. This CD&A focuses on the compensation of our named executive officers (referred to herein as our “Named Executive Officers” or our “Executives”), who are set forth below and included in the Summary Compensation Table and other tables in this Proxy Statement:

Name	Position with Company at December 31, 2019
Michael P. Doss	President and Chief Executive Officer
Stephen R. Scherger	Executive Vice President and Chief Financial Officer
Stacey J. Valy Panayiotou	Executive Vice President, Human Resources
Lauren S. Tashma	Executive Vice President, General Counsel and Secretary
Joseph P. Yost	Executive Vice President and President, Americas

Executive Summary

Our compensation programs reflect our commitment to pay for performance and align the interests of our key employees with those of our stockholders. Executive compensation plans are designed to support the Company’s annual financial goals and promote stockholder value creation over the long term. In addition, they are intended to attract, retain, motivate and reward those responsible for leading our business. A significant portion of the compensation packages of our Executives is intended to be at-risk pay for performance earned based on specific financial and operational achievements. During 2019, the Company was successful in:

•	increasing Net Sales and Adjusted EBITDA[1] 2.2% and 6.1%, respectively, through higher pricing and improved volume and mix related primarily to acquisitions;

•	completing the integration of the transformative combination with International Paper Company’s North America Consumer Packaging business and achieving synergies of $75 million at year end;

•	completing the acquisition of Artistic Carton Company for $53 million, which is expected to expand end-market diversification and increase paperboard integration;

•	introducing Vision 2025, focusing on long-term goals for the Company, including a shift to 100 to 200 basis points of sustainability-supported net organic volume growth;

1 A reconciliation of Adjusted EBITDA to Net Income is attached to the Company’s earnings release for the fourth quarter and full year ended December 31, 2019 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2019.

Page 20	2020 Proxy Statement

Compensation Matters

•	returning $242 million of cash to stakeholders through a combination of share repurchases, distributions and quarterly cash dividends;

•	reducing leverage, thereby providing the Company with increased financial flexibility in deploying capital to drive stockholder value.

Throughout 2019, our compensation program performed as designed, allowing the Company to attract new talent, retain important members of management and reward key members of management appropriately for performance. As demonstrated below, the total compensation of our President and CEO for each of the past five years (as set forth in the Summary Compensation Table but excluding changes in pension value and above-market non-qualified deferred compensation earnings, “CEO Compensation”) is generally aligned with the performance and value of the Company as reflected in the price of its common stock at year end. The amount of CEO Compensation shown below reflects the retirement of David W. Scheible as President and CEO and Mr. Doss’ promotion into that role as of January 1, 2016, which reduced CEO Compensation significantly in 2016 and 2017. The drop in stock price in 2018 reflects a period of intense stock market volatility at 2018 year end.

CEO Compensation v. Stock Price Performance

Guiding Principles and Policies

The Committee’s objective is to set each of the primary components of the Company’s executive compensation program, (base salary, short-term cash incentive and long-term equity-based incentives), at a market-competitive rate, which is determined by reference to the 50th percentile of the relevant peer group (described below), resulting in each Executive’s total compensation opportunity being set at approximately the 50th percentile of the relevant peer group’s total pay for executives with similar positions and responsibilities. The Committee does not employ a mechanical process based on external compensation data, however, as other considerations such as time in position, tenure, position and succession with the Company are considered. As data for the relevant peer group fluctuates or the peer group members are updated to reflect changes in the market, the Committee may make adjustments in one or more components of compensation to more closely align with market. The Committee and, with respect to the President and CEO, the Board of Directors, have full discretion to choose the elements of executive compensation that the Executives will be paid or will be eligible to earn each year and to adjust the proportion of total compensation opportunity that each element provides. Company performance, market data, individual performance, executive succession, hiring and retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to change compensation materially.

2020 Proxy Statement	Page 21

Compensation Matters

Peer Group and Market Data

Annually we obtain an analysis of compensation market data to assist in setting pay opportunities for our Executives for the following year. Compensation of the Executives is compared to the pay opportunities provided to executives holding comparable positions at companies with which we compete for business and for talent. The companies used for this comparison are recommended by the Company and the Committee’s compensation consultant and approved by the Committee. The companies selected and shown below under the Industry Specific Peer Group heading consist of a group of public companies with revenues approximately one-third to three times the revenues of the Company. The Industry Specific Peer Group had median revenues of approximately $5.9 billion for the twelve months ended March 31, 2018, and a median market cap of approximately $5.8 billion as of June 1, 2018, and served as the primary reference point for comparing the compensation paid to the Company’s President and CEO and Executive Vice President and Chief Financial Officer. The Survey Peer Group, comprised of a broader set of industrial companies, had median revenues of $6.6 billion for the twelve months ended March 31, 2018, and a median market cap of $10.5 billion as of June 1, 2018, and served as the primary reference point for executive officers other than the President and CEO and Executive Vice President and Chief Financial Officer. Both peer groups are reviewed annually and updated, if necessary, to ensure their appropriateness given any market changes. The companies used to develop 2019 executive compensation are listed below.

Industry Specific Peer Group

AptarGroup, Inc.	Crown Holdings, Inc.	Sealed Air Corporation
Avery Dennison Corporation	Greif, Inc.	Silgan Holdings Inc.
Ball Corporation	Owens-Illinois Inc.	Sonoco Products Company
Bemis Company, Inc.	Packaging Corporation of America	WestRock Company

Survey Peer Group

Air Products and Chemicals, Inc.	Herman Miller, Inc.	Sealed Air Corporation
Armstrong World Industries, Inc.	ITT Corporation	Sonoco Products Company
Avery Dennison Corporation	Masco Corp.	Steelcase, Inc.
Ball Corporation	Molson Coors Brewing Company	The Scott’s Miracle-Gro Company
Borg Warner Inc.	Newell Brands, Inc.	Tupperware Brands Corporation
Dover Corporation	Owens-Illinois Inc.	USG Corporation
Eastman Chemical Company	Packaging Corporation of America	Vulcan Materials Company
Ecolab Inc.	Rockwell Automation, Inc.	WestRock Company
Energizer Holdings, Inc.

Role of the Compensation and Management Development Committee

The Committee is responsible for establishing the Company’s general compensation philosophy and working with management to develop all equity compensation plans or programs and other compensation programs in which the executive officers participate. The Committee works to ensure that the Company’s practices, policies and programs link pay to performance, encourage an appropriate degree of risk taking, are consistent with the Company’s talent objectives of attracting, retaining, rewarding and motivating key employees, and align the interests of key employees with those of stakeholders. Annually the Committee reviews the Company’s compensation programs and assesses whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company. In addition, the Committee annually reviews market data provided by the Committee’s compensation consultant, reviews and approves all of the compensation arrangements of the Company’s executive officers, and directs the Board’s process for evaluating the performance and compensation of the President and CEO. From time to time the Committee also reviews, evaluates and approves the Company’s health and welfare plan offerings and the Company’s retirement and savings plans to ensure their alignment with the market, effectiveness in attracting and retaining talent and cost effectiveness.

The Committee is also responsible for reviewing the Company’s integrated talent management processes to assess the success of these programs in facilitating the Company’s short- and long-term objectives. The Committee directs the annual succession planning process for executive officers and facilitates the Board’s review and approval of the President and CEO’s succession plan. The Committee also annually reviews compliance with executive shareholding requirements and monitors any application of the Company’s clawback policy.

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Role of Compensation Consultants

The Committee retained Meridian to act as the Committee’s independent advisor on executive compensation and benefits throughout 2019. The mandate of the compensation consultant is to work for the Committee in its review of executive compensation practices and programs, including assessing the overall competitiveness of pay levels and program design, and providing updates on market trends and technical considerations. The Committee instructed the compensation consultant to compile and provide data on both total pay and individual elements of compensation among companies in the peer groups, as well as trends in compensation practices that they observed within the peer groups and generally among public companies. The Committee does not rely on the compensation consultant to recommend specific levels of total pay or any specific element of compensation to our Executives; such recommendations are developed by management based on information provided by the compensation consultant and then presented to the Committee for consideration. The compensation consultant attended all of the six Committee meetings in 2019 at the Committee’s request and was available to provide information to the Committee as questions and issues arose. The Committee completes an assessment of the compensation consultant annually. The Committee determined that the compensation consultant is independent after consideration of the SEC’s independence factors.

Role of Executive Officers

The President and CEO and Executive Vice President, Human Resources recommend to the Committee the base salary and short- and long-term incentive award amounts for the Executives (other than themselves). The Committee works with the compensation consultant to propose the compensation design and award amounts for the President and CEO.

Pay and Performance

As noted above, target compensation for each of our Executives is established at the beginning of each year with reference to the 50th percentile of the relevant peer group. Each Executive’s actual compensation each year may be above or below the target level based on individual, business unit and overall Company performance, as well as changes in the price of the Company’s common stock. The chart below illustrates the relationship between CEO Compensation and the Company’s Adjusted EBITDA, and also reflects the retirement of David Scheible as President and CEO and Mr. Doss’ promotion into that role as of January 1, 2016, which reduced CEO Compensation significantly in 2016 and 2017. The Company generally calculates Adjusted EBITDA for purposes of its incentive plans as consolidated net income before equity income of unconsolidated subsidiaries, interest expense, income tax expense, and depreciation and amortization, as adjusted for: expenses related to merger, acquisition and disposition activities; refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs; as well as other adjustments for restructuring or reorganization activities; all as approved by the Compensation and Management Development Committee (“Adjusted EBITDA”). Adjusted EBITDA is used by the Company as a performance measure for both the short-term cash incentive program and the long-term equity incentive program.

CEO Compensation v. Adjusted EBITDA Performance

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Compensation Matters

Key Compensation Practices

Below are certain of the Company’s executive compensation practices that we believe are instrumental in achieving the Company’s compensation goals of attracting, retaining, motivating and rewarding key members of management, while mitigating risk and maintaining sound compensation practices.

What we do:	What we don’t do:

✓  Maintain a compensation mix that encourages employees to focus on achieving Company-wide profitability and strategic goals over both the short and long term

✓  Structure the majority of compensation paid to Executives as performance-based compensation

✓  Annually benchmark compensation with reference to the 50th percentile of peer group companies with which we may compete for talent

✓  Establish payout caps on short-term and long-term incentive compensation awards

✓  Retain an independent compensation consultant that is engaged by and reports directly to the Committee

✓  Subject short-term and long-term incentive compensation awards to clawback in the event of misconduct resulting in a restatement

✓  Require executive officers and members of the Board to maintain minimum equity ownership levels

✓  Review the Company’s compensation plans and practices annually to ensure that they do not encourage excessive risk taking

×   Permit hedging, pledging or short-sale transactions by our employees or members of our Board of Directors

×   Pay dividends on unvested equity-based incentive awards

×   Pay tax gross-ups on change of control severance benefits

×   Provide excessive perquisites to our Executives

Overview of Executive Compensation Components

The Committee evaluates the alignment between compensation philosophy, plan design and achievement of short- and long-term results to determine the components of our Executives’ compensation program. We structure the majority of compensation to Executives as performance-based compensation. Our 2019 executive compensation program consisted of the following compensation elements:

•	Base salary;

•	Short-term cash incentive;

•	Long-term incentives, consisting of service-based restricted stock units (“Service RSUs”) and performance-based restricted stock units (“Performance RSUs”);

•	Health and welfare benefits, including executive physicals;

•	Retirement benefits; and

•	Termination pay.

Each of these elements is discussed below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

The purpose of base salaries is to compensate our Executives for their role and level of responsibility within the Company and our philosophy is to set salaries for our Executives at approximately the 50th percentile of the relevant peer group’s salaries for executives with similar positions and responsibilities. Increases in base salary also

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serve to reward performance and recognize significant increases in the scope of an Executive’s position and responsibilities. Changes to base salaries occur in connection with changes in position and on a periodic basis that is generally twelve months after the most recent adjustment for the Executive. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by considering achievement against each Executive’s specific performance goals established at the beginning of each year. Generally, such individual performance goals are established to support the financial and operational goals established by the Board for the Company, and may include earnings before income taxes, depreciation, amortization and other non-cash charges, debt reduction, new product innovation targets, business unit revenue, profitability and cost-saving goals and certain more subjective goals such as talent development, cultural initiatives, compliance and management effectiveness.

In 2019, the Committee approved base salary increases for the Executives ranging from 2.9% to 17.0%, with Mr. Doss receiving an increase of 2.9%. Such increases were based upon each Executive’s performance, scope of position and market data for executives with similar positions and responsibilities. Such increases became effective as of January 1, 2019.

Short-Term Cash Incentive

The Company provides a short-term cash incentive opportunity under the Management Incentive Plan (“MIP”). The purpose of the MIP is to provide a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals. For 2019, the financial measures used to set such financial goals or targets were Adjusted EBITDA and Cash Flow Before Debt Reduction. The Committee chose these financial metrics because they are well understood, objective targets and have a direct link to the Company’s business plan. The Company generally calculates Cash Flow Before Debt Reduction as the year-over-year change in net debt, as adjusted for merger, acquisition, disposition, share repurchase, dividend and capital market activities, as well as other adjustments for restructuring or reorganization activities and other unusual items, all as specifically approved by the Compensation and Management Development Committee.

Target Opportunities. We set the MIP target percentage for each Executive at approximately the 50th percentile of relevant peer group companies. Adjustments to MIP target levels are made periodically, taking into consideration the relevant peer group, the CEO’s recommendations (for Executives other than himself) and input from the compensation consultant. The annual incentive target (as a percentage of base salary) for each of the Executives for 2019 is set forth below:

Name	Incentive Target
Michael P. Doss	120%
Stephen R. Scherger	80%
Stacey J. Valy Panayiotou	65%
Lauren S. Tashma	65%
Joseph P. Yost	75%

Performance Goals. We set performance goals for the MIP so that achievement of such goals at target supports our annual operating plan. The degree to which MIP pays out varies both up and down based on business performance, as reflected in the following chart.

2019 MIP Performance Goals

Adjusted EBITDA (Weighted 50%)			Cash Flow Before Debt Reduction (Weighted 50%)

Performance		Payout	Performance		Payout
<90% of Target	$896.0 Million	0%	<85% of Target	$421.0 Million	0%
95% of Target	$945.0 Million	50%	92.5% of Target	$458.0 Million	50%
Target	$995.0 Million	100%	Target	$495.0 Million	100%
105% of Target	$1,045.0 Million	150%	107.5% of Target	$532.0 Million	150%
110% of Target	$1,095.0 Million	200%	115% of Target	$569.0 Million	200%

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Actual Short-Term Cash Incentive Payouts for 2019. Actual short-term cash incentive payouts for 2019 for the Executives are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Company’s performance with respect to its Adjusted EBITDA and Cash Flow Before Debt Reduction performance goals, were achieved at 103.6% and 110.1% of target, respectively, resulting in a calculated MIP payout at 151.9% of target. After applying available discretion, management recommended and the Committee and Board of Directors approved a slightly reduced payout at 150% of target.

For more information on the 2019 annual incentive opportunities for the Executives, refer to the “Grants of Plan-Based Awards” table in this Proxy Statement. The column titled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” provides the estimated payouts for the Executives at threshold, target and maximum performance levels for 2019.

Long-Term Incentives

The Company grants long-term incentive compensation to reward performance over the longer term and align the interests of employees with the interests of stockholders. The Company’s long-term incentive program has two elements: Service RSUs and Performance RSUs. Service RSUs make up one-third of the total long-term incentive value that the Company grants to its Executives and Performance RSUs make up two-thirds of such total value. A greater proportion of Performance RSUs is consistent with the Company’s desire to tie a larger percentage of the Executives’ compensation to Company performance. Both Service RSU and Performance RSU grants are intended to retain Executives during a multi-year vesting period and promote equity ownership.

Service RSUs represent the right to receive one share of the Company’s common stock for each vested Service RSU granted. The Performance RSUs represent the right to earn from 0% to 200% of the target award based upon the Company’s achievement of specific performance goals established for a three-year performance period. Service RSUs and Performance RSUs are payable solely in shares of the Company’s common stock.

Service RSUs and Performance RSUs granted under the long-term incentive program generally vest in full on the third anniversary of the date of grant (assuming the Executive has continued in his or her employment by the Company through such date). Upon death, disability, retirement (as defined in the grant agreement) or involuntary termination without cause, a proportion of the RSUs vests. In the event of a change of control (as defined in the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan (the “2014 Plan”)), all Service RSUs and earned Performance RSUs vest in full. The number of Performance RSUs considered earned in the event of a change of control is determined based on assumed target performance for the performance period.

Payout of 2016 Grants. In January 2019, the Committee approved the payout of the Performance RSUs granted in 2016 at 41.0% of target, based the achievement of the performance goals for the three-year performance period shown below.

2016 Long-Term Incentive Program Performance Goals

3-Year Aggregate Adjusted EBITDA (Weighted 50%)			3-Year Average Return on Invested Capital (Weighted 50%)

Performance		Payout	Performance		Payout
<90% of Target	$2,241.0 Million	0%	<95% of Target	12.16%	0%
95% of Target	$2,366.0 Million	50%	97.5% of Target	12.48%	50%
Target	$2,490.0 Million	100%	Target	12.80%	100%
105% of Target	$2,615.0 Million	150%	102.5% of Target	13.12%	150%
110% of Target	$2,739.0 Million	200%	105% of Target	13.44%	200%

The Company achieved Adjusted EBITDA of $2,447.1 million (98.3% of target) resulting in a payout of this component at 82.8% and Return on Invested Capital of 12.05% (94.1% of target) resulting in a payout of this component at 0% and a combined payout at 41% of target.

2019 Grants. In February 2019, the Company granted both Service RSUs and Performance RSUs to each Executive, under the long-term incentive program. For Executives, the total number of RSUs granted was set based on a value delivered as a percentage-of-salary formula, with the percentage established based on a review of responsibilities, market data and internal equity considerations. The value determined by the percentage of salary was then converted to the total

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number of RSUs by dividing the value by the average stock price of the Company’s common stock during January 2019. One-third of the total number of RSUs was granted as Service RSUs and two-thirds was granted as Performance RSUs. The target value of RSUs granted under the long-term incentive program (as a percentage of salary) during 2019 for each of our Executives is set forth below:

Michael P. Doss	480%
Stephen R. Scherger	215%
Stacey J. Valy Panayiotou(1)	155%
Lauren S. Tashma	155%
Joseph P. Yost	185%

(1)

Ms. Panayiotou joined the company on April 22, 2019. Ms. Panayiotou received a new hire grant of Service RSUs on May 1, 2019 to compensate her for equity forfeited at her former employer, as well as a grant of both Service RSUs and Performance RSUs equivalent to what she would have received under the long-term incentive program and the percentage-of-salary target set forth above.

For the Performance RSUs granted in 2019, the performance goals are achievement of a preset aggregate Adjusted EBITDA amount and a preset return on invested capital percentage. The Adjusted EBITDA goal is weighted in the calculation of the Company’s annual achievement at 60% and the return on invested capital percentage goal is weighted in the calculating the Company’s annual achievement at 40%. The Committee weighted the Adjusted EBITDA goal slightly more than the return on invested capital goal to reflect the priority placed on meeting earnings commitments. Total payout is also subject to a relative total stockholder return (“TSR”) modifier, which can modify payouts earned up or down by up to 20% (subject to the 200% of target cap). This payout modifier was added to measure the Company’s stock performance against other similar companies and to more closely align management and stockholders’ interests.

Health and Welfare Benefit Plans

The Company provides the Executives and other employees with health and welfare benefits comparable to those they would receive at other companies and that are necessary for the Company to remain competitive in the marketplace for high-performing talent. Executives participate in employee benefit plans available to all salaried employees, including medical, dental, vision, accidental death and dismemberment, business travel accident, prescription drug, life and disability insurance. Senior executives of the Company, including the Executives, are eligible for an executive physical benefit in which the Company pays for an annual physical exam through a specified provider under the Company’s medical plan. Continuation of health and welfare benefits for a limited time may occur as part of severance upon certain terminations of employment.

Perquisites

The Company generally does not provide significant perquisites to its Executives, other than Company-requested international assignment and relocation benefits (and tax gross-ups with respect thereto) and executive physicals.

Retirement Benefits

The Company maintains qualified defined benefit and defined contribution retirement plans for our employees in which certain of the Executives participate. These plans provide retirement benefits to retain eligible employees and Executives and encourage and reward tenure with the Company. In addition to the qualified defined benefit and defined contribution plans, the Company maintains non-qualified defined benefit and defined contribution plans in which certain of the Executives also participate. The qualified benefit plans have a maximum compensation limit and a maximum annual benefit limit, which restrict the benefit to participants whose compensation exceeds these limits. To provide retirement benefits commensurate with pay levels, the non-qualified plans provide benefits to key salaried employees, including the Executives, using substantially the same formula for calculating benefits as used in the qualified plans, but on compensation in excess of the compensation limitation and maximum annual benefit.

Qualified and Non-Qualified Defined Benefit Plans. Executives and other employees hired before January 1, 2008, generally participate in either the Riverwood International Employees Retirement Plan or the Graphic Packaging Retirement Plan and the Graphic Packaging Excess Benefit Plan (together, the “Pension Plans”). As of June 30, 2011, the Company froze the Pension Plans and no longer makes pension contributions for future service on behalf of any employees who were not at least 50 years old with five years of completed service to the Company as of such date. As a result, the Company no longer makes pension contributions on behalf of any of the Executives, although Messrs. Doss and Yost have frozen benefits thereunder.

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The Executives who participate in the Pension Plans also participate in either the Riverwood International Supplemental Retirement Plan or the Graphic Packaging Supplemental Retirement Plan (together, the “Supplemental Plans”). Mr. Doss participated in the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Plan until January 1, 2005, the date he transferred into the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. The Supplemental Plans provide a benefit based upon compensation that exceeds the limits set by the Internal Revenue Service (“IRS”) for the Pension Plans and makes total retirement benefits under the Company’s defined benefit plans for the Executives commensurate with those available to other employees as a percent of pay. When the Company froze the Pension Plans, it also froze the Supplemental Plans for those employees who were not at least 50 years old with five years of completed service to the Company as of such date, so the Company no longer makes contributions to the Supplemental Plans on behalf of any of the Executives, although Messrs. Doss and Yost have frozen benefits thereunder.

Effective January 1, 2017, the Riverwood International Employees Retirement Plan and the Graphic Packaging Retirement Plan were merged into the GPI U.S. Consolidated Pension Plan. Benefits are calculated under the terms of the original plans, which function as subplans under the GPI U.S. Consolidated Pension Plan. In December 2019, in connection with the settlement of liabilities under the GPI U.S. Consolidated Pension Plan, Mr. Doss and Mr. Yost received lump sum payouts of $363,244 and $249,149, respectively.

Qualified and Non-Qualified Defined Contribution Plans. Executives and all other non-union employees who meet certain service requirements are eligible to participate in the Graphic Packaging International, LLC Savings Plan (the “401(k) Plan”), which is a qualified defined contribution plan under the rules of the IRS. Employees who choose to contribute to the 401(k) Plan receive matching contributions from the Company equal to 100% of the first four percent (4%) of employee contributions and 50% of the next three percent (3%) of employee contributions. Employees hired on or after January 1, 2008 are eligible for an annual supplemental contribution by the Company to their 401(k) Plan account equal to 3% of eligible earnings.

In 2011, the Company implemented a deferred compensation and 401(k) restoration plan that permits Executives and other eligible senior employees to contribute to and receive contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. This plan, the Graphic Packaging International, LLC Non-Qualified Deferred Compensation Plan (the “NQDCP”), permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The plan offers investment options that generally mirror those available under the Company’s 401(k) Plan. Annually, the Company makes a 401(k) restoration matching contribution on behalf of those participants who do not participate in or receive future service accruals under the Company’s Pension Plans equal to a percentage of their annual deferral amount divided by compensation over the annual IRS limit, up to a maximum of 5.5%. The Company also makes a supplemental contribution equal to 3% of eligible pay over the annual IRS limit for those Executives and senior executives of the Company who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans and who have met the one year of service eligibility requirement. The NQDCP also provides an employer contribution equal to 3% of total pay for eligible senior executives (including all of the Executives) who do not receive contributions to one of the Company’s Pension Plans.

Employment Agreements and Potential Payments on Termination

Executive officers serving prior to January 2014 (Messrs. Doss, Scherger and Yost) have employment agreements with generally uniform provisions, including non-competition and non-solicitation covenants as well as claims releases and severance provisions. The employment agreements specify position, base salary and aggregate annual bonus opportunity (as a percentage of base salary) for each Executive at the time the Agreement was entered into, as well as severance arrangements under different circumstances. Executives may receive severance benefits if they are terminated involuntarily or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the agreements was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes material reduction in position, responsibilities or duties, failure by the Company to obtain the assumption of the agreement by a successor company, reduction in base salary (unless the reduction does not exceed 10% and is applied uniformly to all similarly situated executives), breach of agreement or mandatory relocation (other than in connection with promotion) of more than 50 miles.

For Mr. Doss, the severance benefit is an amount equal to one year’s base salary, his target bonus for the year in which termination occurs and his actual bonus based on the plan targets, prorated for the number of days Mr. Doss is

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employed during the year in which termination occurs. For Messrs. Scherger and Yost, the severance benefit is one times base salary. Executives also receive health and welfare benefits for one year after termination and a pro-rata bonus payout. Mr. Doss also vests in any unvested equity awards on the date of his termination as if he were retirement eligible (daily pro-rata vesting) without regard to his actual age or years of service on the date of termination. In addition, if an Executive is separated from service without cause or for Good Reason within one year of a change in control, the Executive receives (i) an additional one-half year of base salary (one year for Mr. Doss) and (ii) instead of the pro-rata bonus, a bonus equal to the Executive’s target level bonus for the year in which the separation occurs (assuming that all performance targets had been achieved) multiplied by 1.5 (multiplied by 2 for Mr. Doss). All benefit payments under the employment agreements are conditioned upon the Executive executing and returning a claims release to the Company.

Executives who do not have employment agreements are eligible to participate in the Graphic Packaging International, LLC Executive Severance Plan. Similar to the provisions in the employment agreements, the Executive Severance Plan provides severance benefits equal to one year’s base salary and a pro-rata bonus if the Executive is terminated involuntarily without cause or terminates his or her employment for Good Reason. If such a termination occurs within one year after a change in control, Executives receive an additional one-half year’s base salary and an amount equal to his or her bonus at target level as if he or she had been employed for the entire year multiplied by 1.5. Payments under the Executive Severance Plan are conditioned upon the participant executing a release that includes a general release of claims against the Company and an agreement to certain confidentiality, non-competition and non-solicitation of employee and customer provisions.

In addition to the change in control provisions in the employment agreements and the Executive Severance Plan, the award agreements for Service RSUs and Performance RSUs provide for accelerated vesting and payout in the event of a change in control. A “change in control” of the Company means any of the following events:

•

The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power or outstanding shares of common stock of the Company entitled to vote generally in the election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or if such acquisition is by any employee benefit plan or related trust;

•

Individuals of the incumbent Board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) do not constitute at least a majority of the Board;

•

Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing such reorganization, merger or consolidation;

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The forgoing events were chosen to trigger the vesting and payout of RSUs because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management who receive RSUs.

Policies Applicable to Executive Officers

Clawback Provisions

The Company has clawback provisions in the MIP and long-term incentive plan grant agreements that call for the recoupment of any short-term incentive compensation under the MIP or any equity-based award given to a current or former employee in the event of a restatement of the Company’s reported financial results. If the Company is required to prepare an accounting restatement due to the material non-compliance of the Company, as a result of misconduct, with any

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financial reporting requirement under the securities laws and the employee (i) is determined by the Committee to have knowingly or grossly negligently engaged in misconduct, or knowingly or grossly failed to prevent misconduct, or (ii) if the employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any other regulation, the employee must reimburse the Company the amount of any payment in settlement of any award earned or accrued during the twelve month period following the filing of the non-compliant financial document.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines that apply to the non-management members of our Board of Directors and our executive officers (including the Executives). The guidelines require such persons to maintain ownership of the Company’s common stock having a value equal or greater than:

•	3x the annual cash retainer paid to the non-management members of the Board of Directors

•	5x the base salary paid to the President and CEO

•	3x the base salary for the Executive Vice Presidents

Shares owned by a Director or executive officer and unvested Service RSUs count toward satisfaction of the stock ownership guidelines. Unvested Performance RSUs do not count toward satisfaction of the stock ownership guidelines. Directors and executive officers are expected to achieve their applicable ownership levels within five years of becoming subject to the guidelines. All of the Company’s non-management Directors and Executives are in compliance with the guidelines.

Hedging and Pledging Policy

The Company’s Hedging and Pledging Policy is contained in its Policy on Trading in Securities of Graphic Packaging Holding Company. Such policy prohibits any director, officer, employee or agent of the Company or its subsidiaries, including their immediate family members and others in their households (each a “Company Associate”) from entering into short sales, publicly-traded options and hedging transactions such as zero cost collars and forward sale contracts that allow the Company Associate to lock in much of the value of his or her securities holdings or continue securities ownership without the full risks and rewards of such ownership. In addition, Company Associates are prohibited from pledging our securities, including through holding our securities in margin accounts or pledging our securities as collateral for a loan.

Timing of Compensation

Base salary adjustments, annual incentive payments and annual RSU grants are generally approved at the first or second Committee meeting and first Board meeting of the year. Our policy is that for awards of equity compensation, the date of grant is no earlier than the date upon which the grant is approved by the Committee or the Board, as appropriate.

Tax Issues

Favorable accounting and federal corporate income tax treatment of the various elements of our compensation program is a consideration in its design. However, because of the Company’s net operating loss carryforwards, which are expected to offset the Company’s federal income tax obligations for several years, and because the Committee’s policy is to maximize long-term stockholder value, it is not a primary consideration.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the Annual Meeting of Stockholders on May 22, 2019, 94.5% of the shares represented and entitled to vote at the Annual Meeting were voted to approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the 2019 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our Named Executive Officers and the Company’s overall pay practices enjoy strong stockholder support. Going forward, future advisory votes on executive compensation, including the vote on the executive compensation described in this Proxy Statement will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the Annual Meeting of Stockholders on May 24, 2017, our stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board has implemented an advisory vote on executive compensation once every year. The next required vote on the frequency of stockholder votes will occur at the 2023 Annual Meeting of Stockholders.

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Compensation Matters

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid to or earned by the Company’s Principal Executive Officer (Mr. Doss), Principal Financial Officer (Mr. Scherger), and the Company’s three other most highly paid executive officers who were serving as executive officers on December 31, 2019 (collectively, the “Named Executive Officers”) for each of the three fiscal years ended December 31, 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Michael P. Doss President and Chief Executive Officer (Principal Executive Officer)	2019	1,055,000	5,497,311		1,899,000	436,904	265,977(3)	9,154,192
	2018	1,025,000	4,832,930		1,230,000	–	176,340	7,264,270
	2017	927,000	4,180,965		509,850	200,164	158,261	5,976,240
Stephen R. Scherger Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2019	648,900	1,665,958		778,680	–	131,923(4)	3,225,462
	2018	630,000	1,451,491		504,000	–	95,416	2,680,907
	2017	571,568	1,304,112		200,049	–	78,870	2,154,600
Stacey J. Valy Panayiotou Executive Vice President, Human Resources	2019	294,602	1,435,222	(5)	414,375	–	8,838(6)	2,153,037

Lauren S. Tashma Executive Vice President, General Counsel and Secretary	2019	504,700	849,219		492,083		97,089(7)	1,943,091
	2018	490,000	849,266		318,500	–	72,288	1,730,054
	2017	461,670	759,405		138,501	–	64,273	1,423,849
Joseph P. Yost Executive Vice President and President, Americas	2019	566,500	1,137,697		637,313	228,440	85,533(8)	2,655,483	(9)
	2018	550,000	1,090,364		412,500	–	79,603	2,132,467
	2017	480,816	943,966		168,286	95,325	327,680	2,016,073

(1)

Amounts shown in this column represent the aggregate fair value of Service RSUs and Performance RSUs as of the date of grant, computed in accordance with FASB ASC Topic 718. The value of Performance RSUs assumes performance occurs at target level. The value of 2019 Stock Awards assuming payout of Performance RSUs at the maximum level is as follows: Mr. Doss: $9,150,509; Mr. Scherger: $2,773,064; Ms. Panayiotou; $1,910,443; Ms. Tashma: $1,413,558; and Mr. Yost: $1,893,743.

(2)

The amounts set forth in this column for Messrs. Doss and Yost for 2017 and 2019 reflect the aggregate increase in the present value of accumulated benefits under our Pension Plans during the respective year. The present value of Mr. Doss and Mr. Yost’s accumulated benefits under our Pension Plans decreased by $47,049 and $32,977, respectively, during 2018. Mr. Scherger, Ms. Panayiotou and Ms. Tashma do not participate in the Company’s Pension Plans. None of the Named Executive Officers realized above market or preferential earnings on deferred compensation.

(3)

The amount shown for Mr. Doss includes: (i) $23,896 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $238,975 of Company matching and supplemental contributions to the NCDCP; and $3,106 for an executive physical.

(4)

The amount shown for Mr. Scherger represents: (i) $23,140 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $108,784 of Company matching and supplemental contributions to the NQDCP.

(5)

Ms. Panayiotou joined the company on April 22, 2019. Ms. Panayiotou received a new hire grant of Service RSUs on May 1, 2019 to compensate her for equity forfeited at her former employer, as well as a grant of both Service RSUs and Performance RSUs equivalent to what she would have received under the long-term incentive program.

(6)	The amount shown for Ms. Panayiotou includes: $8,838 of Company’s matching and supplemental contributions to the Company’s NQDCP.

(7)

The amount shown for Ms. Tashma includes: (i) $23,441 of Company matching and supplemental contributions to the Company’s 401(k) Plans; (ii) $70,868 of Company matching and supplemental contributions to the Company’s NQDCP; and $2,780 for an executive physical.

(8)

The amount shown for Mr. Yost includes (i) $22,818 of Company matching and supplemental contributions to the Company’s 401(k) Plan; and (ii) $62,715 of Company matching and supplemental contributions to the Company’s NQDCP. The amount shown does not reflect a $331,665 tax equalization settlement benefit related to Mr. Yost’s international assignment that ended in 2016.

(9)	The amount shown does not reflect a $331,665 tax equalization settlement benefit related to Mr. Yost’s international assignment that ended in 2016.

2020 Proxy Statement	Page 31

Compensation Matters

Additional Information regarding the Summary Compensation Table

Salary. The amounts shown as salaries in the Summary Compensation Table for 2019 represent amounts actually paid during 2019 and may not be the same as base salary levels at fiscal year end. The salaries shown include amounts contributed to the Company’s NQDCP by the Executive.

Non-Equity Incentive Plan Compensation. The Company’s MIP is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year. The amounts shown in the Summary Compensation Table represent amounts earned in 2019 and paid during the first quarter of 2020.

Stock Awards. In 2019, the Compensation and Management Development Committee and the Board approved grants of RSUs under the 2014 Plan to our Named Executive Officers. These grants were made up of Service RSUs (one-third of total grant) and Performance RSUs (two-thirds of total grant). The number of shares paid out pursuant to the Performance RSUs is determined by the accomplishment of certain performance metrics established by the Board of Directors. For 2019 grants, the performance metrics are Adjusted EBITDA for the three-year period ending December 31, 2021 (60% weight) and return on invested capital for the three-year period ending December 31, 2021 (40% weight). All of the RSUs vest on the third anniversary of the date of grant and are payable in shares of the Company’s common stock.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase (if any) in the present value of accumulated benefits under our Pension Plans and Supplemental Plans. None of the Named Executive Officers realized above-market or preferential earnings on deferred compensation.

2019 CEO Pay Ratio Information

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated under the Exchange Act, the Company is required to determine and disclose the total annual compensation of the Company’s Principal Executive Officer (who is Michael P. Doss, the Company’s President and CEO) and the total annual compensation of the employee with the median of the total annual compensation of all employees of the Company (excluding Mr. Doss) and then express these amounts as a ratio.

To identify the employee with the median total annual compensation, the Company chose all cash compensation paid during the calendar year to each of its domestic and international employees as of December 31, 2018 as its consistently applied compensation measure. The Company did not annualize salaries for those employees who started working for the Company midyear or those employees who were on leave for a portion of the year. For those international employees paid in a different currency, the Company converted the total of all cash compensation paid to such employees to U.S. dollars, based on the exchange rate in effect on December 31, 2018.

After reviewing employee headcount and our compensation programs, the Company determined that it did not have any change in its employee population or employee compensation arrangements in 2019 that it believes would significantly impact its pay ratio disclosure. Accordingly, for purposes of its 2019 pay ratio disclosure, the Company is using the same median employee that was identified for purposes of its 2018 pay ratio disclosure.

Using the methodology described above and the median employee identified based upon 2018 data, the Company determined the median employee’s total annual compensation for 2019 was $60,795. The total annual compensation of our President and CEO for 2019 was $9,154,192. The ratio of the total annual compensation of our President and CEO to the median employee’s total annual compensation was 151:1.

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Compensation Matters

The following table sets forth information regarding the grants of annual cash incentive compensation and annual equity compensation during 2019 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2019

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
Michael P. Doss		0	1,266,000	2,532,000
	2/21/19				0	291,789	583,578		3,653,198
	2/21/19							145,895	1,844,113
Stephen R. Scherger		0	519,120	1,038,240
	2/21/19				0	88,427	176,854		1,107,106
	2/21/19							44,213	558,852
Stacey J. Valy Panayiotou		0	276,250	552,500
	5/01/19				0	37,957	75,914		475,222
	5/01/19							70,073	960,000
Lauren S. Tashma		0	328,055	656,110
	2/21/19				0	45,075	90,150		564,339
	2/21/19							22,538	284,880
Joseph P. Yost		0	424,875	849,750
	2/21/19				0	60,387	120,774		756,045
	2/21/19							30,194	381,652

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2019 under the MIP.

(2)

Amounts in this column represent the threshold number of Performance RSUs that will be paid out assuming Company performance occurs at less than 90% of the Adjusted EBITDA performance measure and less than 95% of the Return on Invested Capital performance measure under the 2019 long-term incentive program (the “2019 LTIP”).

(3)

Amounts in this column represent the number of Performance RSUs granted to each of the Named Executive Officers. This is the number of Performance RSUs that will be paid out assuming Company performance at the target levels under the 2019 LTIP.

(4)	Amounts in this column represent the maximum number of Performance RSUs that will be paid out to each of the Named Executive Officers under the 2019 LTIP, which is 200% of the target level grant.

(5)

Amounts in this column represent the number of Service RSUs granted to each of the Named Executive Officers under the 2019 LTIP. The Service RSUs vest after three years of continuous employment with the Company, or earlier upon a change in control or on a pro-rata basis upon a termination of employment due to death, disability or retirement.

(6)

Amounts in this column represent the aggregate grant date fair value of Performance RSUs and Service RSUs, computed in accordance with FASB ASC Topic 718. The value of the Performance RSUs assumes performance occurs at target level.

2020 Proxy Statement	Page 33

Compensation Matters

The following table sets forth the aggregate outstanding RSUs held by the Named Executive Officers at the end of fiscal 2019. None of the Named Executive Officers held any stock options at the end of fiscal 2019.

Outstanding Equity Awards at 2019 Fiscal Year End

	Stock Awards

Name	Numbers of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael P. Doss	345,873(4)	5,758,785	720,814(4)	12,001,553
Stephen R. Scherger	105,593(5)	1,758,123	219,539(5)	3,655,324
Stacey J. Valy Panayiotou	70,073(6)	1,166,715	37,957(6)	631,984
Lauren S. Tashma	58,430(7)	972,860	121,541(8)	2,023,658
Joseph P. Yost	75,423(8)	1,255,793	157,119(9)	2,616,031

(1)	The numbers in this column represent the aggregate number of Service RSUs held by each of the Named Executive Officers as of December 31, 2019.

(2)	Amounts in this column are calculated based on the closing price of the Company’s common stock on December 31, 2019.

(3)	The numbers in this column represent the number of Performance RSUs held by each of the Named Executive Officers as of December 31, 2019.

(4)	Mr. Doss’ RSUs vest as follows: 309,243 on February 23, 2020; 319,760 on February 22, 2021; and 437,684 on February 21, 2022.

(5)	Mr. Scherger’s RSUs vest as follows: 96,458 on February 23, 2020; 96,034 on February 22, 2021; and 132,640 on February 21, 2022.

(6)	Ms. Panayiotou’s RSUs vest as follows: 17,014 on May 1, 2020; 17,014 on May 1, 2021; and 74,002 on May 1, 2022.

(7)	Ms. Tashma’s RSUs vest as follows: 56,169 on February 23, 2020; 56,189 on February 22, 2021; and 67,613 on February 21, 2022.

(8)	Mr. Yost’s RSUs vest as follows: 69,820 on February 23, 2020; 72,141 on February 22, 2021; and 90,581 on February 21, 2022.

The following table sets forth information regarding RSUs held by the Named Executive Officers that vested and were paid out during 2019.

Option Exercises and Stock Vested

	Stock Awards(1)

Name	No. of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Michael P. Doss	183,162	2,298,683
Stephen R. Scherger	60,409	758,133
Stacey J. Valy Panayiotou	–	–
Lauren S. Tashma	36,339	456,054
Joseph P. Yost	39,532	496,127

(1)

Only Stock Awards are included in the table because none of the Named Executive Officers held or exercised any stock options during 2019. The numbers in this column show the aggregate number of Performance RSUs and Service RSUs vested and paid out during 2019.

(2)	Value realized represents the fair market value of the shares on the vesting date.

Page 34	2020 Proxy Statement

Compensation Matters

Pension Benefits at 2019 Fiscal Year End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(3)
Michael P. Doss(2)	Riverwood International Employees Retirement Plan	11	455,195	$252,654
	Riverwood International Supplemental Retirement Plan	11	1,024,455	0
	GPIC Retirement Plan	5	185,736	$110,590
	Graphic Packaging Supplemental Retirement Plan	5	14,257	0
Stephen R. Scherger	–	–	–	–
Stacey J. Valy Panayiotou	–	–	–	–
Lauren S. Tashma	–	–	–	–
Joseph P. Yost(2)	Riverwood International Employees Retirement Plan	11	429,578	$249,149
	Riverwood International Supplemental Retirement Plan	11	377,764	0

(1)

The valuation method and assumptions used in calculating the present value of the accumulated benefits are set forth in Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Mr. Doss was transferred to the Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan as of January 1, 2005. Benefit service was frozen on December 31, 2004 for both the GPIC Retirement Plan and the Graphic Packaging Supplemental Retirement Plan. Mr. Doss and Mr. Yost’s benefit service for the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan was frozen as of June 30, 2011. Effective January 1, 2017, the Riverwood International Employees Retirement Plan and the GPIC Retirement Plan were merged into the GPI US Consolidated Pension Plan, but are shown separately in the table above because they are treated as subplans under the consolidated plan.

(3)	In 2019, Mr. Doss and Mr. Yost received lump-sum payments in settlement of the Company’s obligations to them under the GPI US Consolidated Pension Plan.

Additional Information regarding the Pension Benefits at 2019 Fiscal Year End Table

The Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan. All U.S. salaried employees hired prior to January 1, 2008, who satisfied the service eligibility criteria and who were not participants in the Graphic Packaging International Corporation Retirement Plan (the “GPIC Retirement Plan”) are participants in the Riverwood International Employees Retirement Plan (the “Employees Retirement Plan”). Pension benefits under this plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans. The Company also maintains the Riverwood International Supplemental Retirement Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Service benefits were frozen under the plan for all participants other than those who were 50 years old and had 5 years of service (the “Grandfathered Participants”) as of June 30, 2011. Benefits under the Riverwood International Supplemental Retirement Plan are not pre-funded; such benefits are paid by the Company.

Annual remuneration, defined as “Salary” in the Employees Retirement Plan, includes annual salary paid, amounts paid as bonuses under the annual incentive compensation plan and certain other bonus awards, but excludes payments in lieu of perquisites and payments under any equity incentive plan or long-term incentive plan.

2020 Proxy Statement	Page 35

Compensation Matters

As of December 31, 2019, Mr. Doss and Mr. Yost had the completed years of credited service set forth above in the Pension Benefit Table. Estimated benefits are not subject to a reduction to reflect the payment of Social Security benefits or other offset amounts. The years of service calculated for Mr. Doss include years of service credited under the GPIC Retirement Plan described below. Mr. Doss participated in the GPIC Retirement Plan until January 1, 2005 when he was transferred into the Employees Retirement Plan.

GPIC Retirement Plan. The Company’s U.S. salaried employees who (i) were previously employed by Graphic Packaging International Corporation (“GPIC”), (ii) satisfied the service eligibility criteria and (iii) did not participate in the Employees Retirement Plan participate in the GPIC Retirement Plan. Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintained the Graphic Packaging Supplemental Retirement Plan that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. None of the Company’s Named Executive Officers participated in the GPIC Retirement Plan during 2019.

The following table sets forth information regarding the Named Executive Officers’ participation in the Company’s NQDCP.

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Michael P. Doss	158,200	238,975	513,237	–	2,354,301
Stephen R. Scherger	62,685	108,784	612,372	–	3,124,384
Stacey J. Valy Panayiotou	0	8,838	0	–	8,838
Lauren S. Tashma	39,837	70,868	73,698	–	514,368
Joseph P. Yost	12,375	62,715	188,631	–	850,343

(1)	These amounts were included as 2019 compensation in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)

These amounts, which were earned as of fiscal year end but not contributed until 2020, were included in compensation in the “All Other Compensation” column for 2019 in the Summary Compensation Table and are reflected in the “Aggregate Balance at Last FYE” column of this table.

(3)	In previous years the amounts shown below have been included in the Company’s Summary Compensation Table as compensation to the following Named Executive Officers:

Michael P. Doss	$1,176,830
Stephen R. Scherger	$1,651,159
Stacy J. Valy Panayiotou	$0
Lauren S. Tashma	$151,209
Joseph P. Yost	$241,873

Deferred Compensation. In 2011, the Company implemented the NQDCP, a nonqualified deferred compensation plan to which Executives and other eligible senior employees may defer a portion of their annual base salary and/or payment under the MIP, and to which the Company may also make additional contributions. Contributions to the NQDCP were first made during 2012. The NQDCP permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The NQDCP offers deemed investment options that generally mirror those available under the Company’s 401(k) Plan. The Company may, in its discretion, make contributions to the NQDCP, such as 401(k) restoration matching contributions and other supplemental contributions for Executives and eligible senior employees who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans. NQDCP distributions will be made or commence on the earlier of the six-month anniversary of a participant’s separation from service with the Company, a change in control of the Company or, if elected by the participant, on a specified date. Payment will be made in a lump sum or in annual installments (up to 10) as elected by the participant.

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Compensation Matters

The following table provides information as of December 31, 2019, with respect to the Company’s 2014 plan, under which equity securities are authorized for issuance:

2019 Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)
Equity compensation plan approved by stockholders	5,059,690(1)	N/A	13,600,076(2)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	5,059,690(1)	N/A	13,600,076(2)

(1)	Includes no stock options and 5,059,690 RSUs. Does not include up to 3,151,306 additional shares that may be issued if the Performance RSUs are paid out at a level above target.

(2)

All of these securities are available for issuance under the 2014 Plan and may be granted as full-value awards. This number includes 4,054,610 shares transferred from the Company’s Amended and Restated 2004 Omnibus Stock and Incentive Compensation Plan to the 2014 Plan. The number also does not reflect up to 3,151,306 additional shares that may be issued if Performance RSUs are paid out at a level above target.

Potential Payments Upon Termination

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment was terminated (i) because of death; (ii) because of disability; (iii) by the Company without cause or by the Named Executive Officer for Good Reason (as described in such Named Executive Officer’s employment agreement or, with respect to Ms. Panayiotou and Ms. Tashma, the Executive Severance Plan); or (iv) by the Company without cause or by the Named Executive Officer for Good Reason within one year following a change in control of the Company, in each such case as of December 31, 2019, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions of employee contributions and Company matching contributions under the Company’s 401(k) Plans and any accrued untaken vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits table.

In the event that a Named Executive Officer is terminated for cause, no cash severance is payable, and the Named Executive Officer forfeits all unvested equity awards. In addition, no continued welfare benefits or outplacement services are provided to the Named Executive Officer.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events shown below, actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans and the executive’s age.

	Termination following Death			Termination following Disability			Termination Without Cause or for Good Reason(1)			Termination following a Change in Control(1)

Name	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)
Michael P. Doss	3,649,913	10,269,698	13,919,611	3,561,996	8,807,318	12,369,314	5,882,996	8,807,318	14,690,314	8,203,996	17,760,339	25,964,335
Stephen R. Scherger	3,616,072	3,146,685	6,762,757	3,561,997	2,690,544	6,252,541	4,210,897	2,690,544	6,901,441	5,314,027	5,413,448	10,727,475
Stacey J. Valy Panayiotou	320,505	400,806	721,311	285,088	400,806	685,894	701,250	0	701,250	1,336,963	1,798,700	3,135,663
Lauren S. Tashma	877,163	1,789,301	2,666,464	835,105	1,523,683	2,358,788	1,339,805	1,523,683	2,863,488	2,084,238	2,996,517	5,080,755
Joseph P. Yost	1,309,260	2,278,905	3,588,165	1,262,052	1,948,733	3,210,785	1,828,552	1,948,733	3,777,285	2,749,115	3,871,824	6,620,939

2020 Proxy Statement	Page 37

Compensation Matters

(1)

In addition to the amounts shown, each Named Executive Officer receives life, medical, dental and prescription drug benefits for one year following the date of termination, as well as outplacement and career counseling services with a cost up to $25,000. The maximum annual amount of such continued life, medical, dental and prescription drug benefits for each of the Named Executive Officers is:

Michael P. Doss	$28,891
Stephen R. Scherger	$18,064
Stacy J. Valy Panayiotou	$19,610
Lauren S. Tashma	$18,321
Joseph P. Yost	$22,940

In the event that the Named Executive Officer’s employment is terminated because of his or her retirement, such Named Executive Officer receives no cash severance and the same equity payout as if his or her employment had been terminated as a result of death.

Page 38	2020 Proxy Statement

Proposal 3—Advisory Vote on Executive Compensation (“Say-on-Pay”)

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement a non-binding stockholder vote on the executive compensation described in this Proxy Statement (commonly referred to as a “Say-on Pay” vote). The Company encourages stockholders to review the Compensation Discussion and Analysis and the additional executive compensation information contained in this Proxy Statement. The Board of Directors believes that the Company’s compensation program appropriately balances the need to incentivize our executives to achieve the Company’s objectives with responsible pay practices, thereby aligning the interests of our executives with those of our stockholders.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Compensation Matters,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement is hereby approved.

This vote is advisory and will not be binding upon the Board of Directors or the Compensation and Management Development Committee and neither the Board nor the Compensation and Management Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Management Development Committee will, however, carefully consider the outcome of this vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation.

2020 Proxy Statement	Page 39

Additional Information

PROXY SOLICITATION AND HOUSEHOLDING

The Company will bear the entire cost of proxy solicitation, including the preparation, Internet posting, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to beneficial holders and obtaining their proxies.

Some banks, brokers or other nominee record holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and Annual Report may be sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary or by calling (770) 240-7200. Any stockholder who wants to receive separate copies of the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of March 15, 2020, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

Name	Number of Shares		Percentage
5% Stockholders:
BlackRock, Inc.(1)	14,931,842		5.2%
FMR LLC(2)	17,405,825		6.1%
Shapiro Capital Management LLC(3)	16,229,932		5.7%
The Vanguard Group(4)	26,149,471		9.1%
Directors and Named Executive Officers:
Laurie Brlas	9,345		*
David D. Campbell	84,986	(5)	*
Paul D. Carrico	39,103		*
Michael P. Doss	1,114,924		*
Robert A. Hagemann	74,674		*
Philip R. Martens	47,674		*
Dean R. Scarborough	9,345		*
Larry M. Venturelli	57,338		*
Lynn A. Wentworth	104,861		*
Stephen R. Scherger	345,456		*
Stacey J. Valy Panayiotou(6)	17,014		*
Lauren S. Tashma	91,212		*
Joseph P. Yost	367,683		*
All Directors and executive officers as a group (16 persons)	2,387,456		*

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Additional Information

(1)

Pursuant to a Schedule 13G filed with the SEC on February 7, 2020, as of December 31, 2019, BlackRock, Inc. may be deemed to beneficially own 14,931,842 shares of the Company’s common stock. BlackRock, Inc. has sole voting power with respect to 13,694,504 of such shares and sole dispositive power over all of such shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Pursuant to Amendment No. 5 to a Schedule 13G filed with the SEC on February 7, 2020, as of December 31, 2019, FMR LLC may be deemed to beneficially own 17,405,825 shares of the Company’s common stock. FMR LLC has sole power to vote 3,788,483 of such shares and sole dispositive power over all such shares. The business address of FMR LLC is 245 Summer Street, Boston, MA, 02210.

(3)

Pursuant to a Schedule 13G filed on February 14, 2020, as of December 31, 2019, Shapiro Capital Management LLC may be deemed to beneficially own 16,229,932 shares of the Company’s common stock. Shapiro Capital Management LLC has sole voting power with respect to 14,992,432 of such shares, shared voting power with respect to 1,237,500 of such shares and sole dispositive power over all of such shares. The business address of Shapiro Capital Management LLC is 3060 Peachtree Road N.W., Suite 1555, Atlanta, GA 30305.

(4)

Pursuant to Amendment No. 5 to a Schedule 13G filed with the SEC on February 12, 2020, as of December 31, 2019, The Vanguard Group may be deemed to beneficially own 26,149,471 shares of the Company’s common stock. The Vanguard Group has sole voting power with respect to 153,090 of such shares and shared voting power with respect to 41,359 of such shares. The Vanguard Group has sole dispositive power with respect to 25,996,527 of the shares and shares dispositive power with respect to 152,944 of such shares. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)	Includes 8,500 shares held by Mr. Campbell’s wife’s trust.

(6)	Includes 17,014 Restricted Stock Units that will vest and convert to shares of common stock on May 1, 2020.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s equity securities and subsequent changes in that ownership with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to or filed by the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2019 and Forms 5 and amendments thereto furnished to or filed by the Company with respect to 2019, and written representations from the Company’s reporting persons, the Company believes that its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If you intend to present a proposal at the 2021 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Corporate Secretary must receive this proposal no later than December 3, 2020. If you want to present a proposal at the 2021 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 20, 2021, and not later than February 19, 2021. However, if the date of the 2021 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2020 Annual Meeting, then such proposal must be submitted by the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•

as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•

as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

—	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

2020 Proxy Statement	Page 41

Additional Information

—	the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

—	a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

—	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a Director.

By order of the Board of Directors,

Lauren S. Tashma

Executive Vice President, General Counsel

and Secretary

Atlanta, Georgia

April 2, 2020

Page 42	2020 Proxy Statement

GRAPHIC PACKAGING HOLDING COMPANY 1500 RIVEREDGE PARKWAY SUITE 100 ATLANTA, GA 30328 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2020 for shares held directly and by 11:59 P.M. ET on 05/17/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Graphic Packaging Holding Company for mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2020 for shares held directly and by 11:59 P.M. ET on 05/17/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Michael P. Doss 02) Dean A. Scarborough 03) Larry M. Venturelli The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 3. Approval of compensation paid to Named Executive Officers (Say-on-Pay). NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR all nominees in item 1 and FOR the proposals in items 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. For Against Abstain For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date 0000452897_1 R1.0.1.18 Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report (including Form 10-K) is/are available at www.proxyvote.com. GRAPHIC PACKAGING HOLDING COMPANY This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 20, 2020 The undersigned stockholder(s) hereby appoint(s) Lauren S. Tashma and Stephen R. Scherger, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GRAPHIC PACKAGING HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 20, 2020, at Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, and any adjournment or postponement thereof. If such undersigned stockholder(s) hold(s) shares of GRAPHIC PACKAGING HOLDING COMPANY in a 401(k) Plan, such stockholder(s) hereby authorize(s) and direct(s) the trustee of such 401(k) Plan to vote all shares in the undersigned stockholder(s) account under the 401(k) Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 2 AND 3. IF SHARES ARE HELD IN A 401(K) PLAN AND NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL NOT VOTE THE SHARES CREDITED TO YOUR ACCOUNT. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED REPLY ENVELOPE 0000452897_2 R1.0.1.18